UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 1, 2015

Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 West Van Buren Street

Chicago, Illinois

60607

(Address of principal executive offices)

(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting (the “Annual Meeting”) of stockholders of Huron Consulting Group Inc. (the “Company”) was held on May 1, 2015, and a total of 21,374,508 shares were present in person or by proxy. At the Annual Meeting, the Company’s stockholders acted upon the following matters: (i) the election of two Class II members of the Board of Directors to serve terms ending at the Company’s 2018 Annual Meeting; (ii) the approval of the Company’s Stock Ownership Participation Program; (iii) an advisory vote on the approval of the compensation of the Company’s named executive officers; and (iv) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The following is a summary of the voting results for each matter presented to stockholders.

Proposal No. 1 – Election of directors.

Name	Shares For	Shares Withheld	Broker Non-Votes
John S. Moody	19,652,231	59,399	1,662,878
Debra Zumwalt	19,296,622	415,008	1,662,878

The other members of the Board of Directors whose terms of office continued after the Annual Meeting were: James D. Edwards, John McCartney, James H. Roth, H. Eugene Lockhart, and George E. Massaro.

Proposal No. 2 – To approve the Company’s Stock Ownership Participation Program.

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
19,627,989	74,512	9,129	1,662,878

Proposal No. 3 – An advisory vote on the approval of executive compensation.

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
19,662,916	37,335	11,379	1,662,878

Proposal No. 4 – To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
20,977,835	389,329	7,344	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	May 7, 2015	/s/ C. Mark Hussey
C. Mark Hussey
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer